EXHIBIT 3-B
RESTATED BYLAWS
OF
OTTER TAIL CORPORATION
(As Amended Through December 19, 2006)
ARTICLE I.
OFFICES, CORPORATE SEAL
          Section 1.01. Offices. The registered office of the corporation in Minnesota and the principal executive office shall be at 215 South Cascade Street, Fergus Falls, Minnesota 56537. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.
          Section 1.02. Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation and the word “Minnesota” and the words “Corporate Seal.”
ARTICLE II.
MEETINGS OF SHAREHOLDERS
          Section 2.01. Place of Meetings. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place as may be designated by the directors, except that any meeting called by or at the demand of a shareholder shall be held in the county in which the principal executive office of the corporation is located.
          Section 2.02. Regular Meetings. A regular meeting of the shareholders shall be held on an annual basis at 10:00 o’clock AM. on the second Monday of April in each year, or if that day shall fall on a holiday, then on the next succeeding business day, or on such other date and at such time as the Board of Directors shall by resolution establish. At the regular annual meeting the shareholders shall elect qualified successors for directors whose terms have expired or are due to expire at the time of the meeting and shall transact such other business as may properly come before them.
          Section 2.03. Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the chief executive officer, the chief financial officer, any two directors or by a shareholder or shareholders holding at least 10% of all shares entitled to vote on the matters to be presented to the meeting. Whenever voting power for the election of directors is vested in the holders of the Cumulative Preferred Shares or the Cumulative Preference Shares, the proper officers of the corporation shall, within twenty (20) days after written request therefor, signed by the holders of not less than five (5%) percent of the aggregate voting power (determined as provided in the Articles of Incorporation) vested in the Cumulative Preferred Shares or the Cumulative Preference Shares, as the case may be, of all series then outstanding, call a special meeting of shareholders for the purpose of electing directors. The date of such special meeting shall be not more than forty (40) days from the date of giving notice thereof. Whenever the holders of Cumulative Preferred Shares or the Cumulative Preference Shares shall be divested of voting powers with respect to the election of directors, the proper officers of the corporation shall within twenty (20) days after written request therefor, signed by the holders of not less than five (5%) percent of Common Shares outstanding, call a special meeting of the holders of Common Shares for the purpose of electing directors. The date of such special meeting shall be not more than forty (40) days from the date of giving notice thereof
          Section 2.04. Quorum; Adjourned Meetings. The holders of a majority of the Common Shares issued and outstanding, present in person or represented by proxy, shall be requisite to and constitute a quorum for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. However, holders of a majority of the Common Shares who are present in person or by proxy shall have power to adjourn such meeting from time to time without notice other than announcement at the meeting.
          At any meeting at which the holders of Cumulative Preferred Shares or Cumulative Preference Shares are entitled to vote for the election of directors, the holders of a majority of the aggregate voting power (determined as provided in the Articles of Incorporation) vested in the then outstanding Cumulative Preferred Shares or Cumulative Preference Shares, as the case may be, of all series present in person or by proxy, shall be requisite to and shall constitute a quorum for the election by them of the directors whom they are entitled to elect. However, the holders of a majority of the aggregate voting power (determined as provided in the Articles of Incorporation) vested in the Cumulative Preferred Shares or Cumulative Preference Shares, as the case may be, of all series who are present in person or by proxy, shall have power to adjourn such meeting for the election of directors by the holders of such Shares from time to time, without notice other than announcement at the meeting.
          Section 2.05. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder shall have such voting rights as are fixed by the Articles of Incorporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote the shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot.
          Section 2.06. Closing of Books. The Board of Directors may fix a date not more than 60 days preceding the date of any meeting of shareholders, as the date (the “record date”) for the determination of the shareholders entitled to notice of, and to vote at, such meeting. When a record date is so fixed, only shareholders as of that date are entitled to notice of and permitted to vote at that meeting of shareholders.
          Section 2.07. Notice of Meetings. Notice of each regular meeting of shareholders, stating the date, time and place of the meeting, shall be given by mail to all shareholders entitled to vote thereat, not less than fifteen (15) days prior to said meeting. When voting power for the election of directors shall be vested in the holders of Cumulative Preferred Shares or Cumulative Preference Shares, such notice shall describe with particularity the voting rights of the holders of each series of such shares.
          Notice of a special meeting of shareholders, stating the purpose of the meeting, shall be given by mail to all shareholders entitled to vote thereat, not less than one (1) week prior to said meeting. However, in the case of a special meeting of shareholders for the election of directors held when voting power for the election of directors shall be vested in the holders of Cumulative Preferred Shares or Cumulative Preference Shares, notice thereof shall be given by mail to all holders of Cumulative Preferred Shares or Cumulative Preference Shares, as the case may be, not less than fifteen (15) days prior to said meeting, and such notice shall describe with particularity the voting rights of the holders of each series of such shares.

          Section 2.08. Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. Attendance by a shareholder at any meeting of shareholders is a waiver of notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened or the item may not lawfully be considered at that meeting and the shareholder does not participate in the consideration of the item at that meeting.
ARTICLE III.
DIRECTORS
          Section 3.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.
          Section 3.02. Number; Qualification; Term of Office; Manner of Election. Except at such times as the holders of Cumulative Preferred Shares and/or Cumulative Preference Shares shall have voting rights for the election of directors:
     (i) The Board of Directors shall consist of such number of persons, not less than seven (7) nor more than nine (9), as may be determined by the shareholders from time to time at annual meetings thereof (subject to the authority of the Board of Directors to increase or decrease the number of directors as permitted by law).
     (ii) The term of office of each director other than directors elected to fill vacancies shall be for the period ending at the third annual meeting following his election and until his successor is elected and qualified.
     (iii) Vacancies in the Board of Directors occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term of the director with respect to whom the vacancy occurred by a majority of the remaining directors of the Board of Directors, although less than a quorum.
     (iv) Vacancies in the Board of Directors occurring by reason of newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by the Articles of Incorporation and the Bylaws of the corporation shall be filled by a majority vote of the directors serving at the time of such increase, each director so elected to a newly created directorship to serve for the appropriate term so as to maintain, as near as may be, an equal division between the classes of directors.
          If at any time the holders of Cumulative Preferred Shares and/or Cumulative Preference Shares of the Company shall, under the provisions of paragraph (1) of subdivision B of Division IV or of paragraph (1) of subdivision C of Division IV of Article VI of the Articles of Incorporation, as amended, become entitled to elect any directors, then the terms of all incumbent directors shall expire at the time of the first annual meeting thereafter at which such holders of Cumulative Preferred Shares and/or Cumulative Preference Shares are so entitled to elect directors. If at any time the holders of Cumulative Preferred Shares of the Company shall, under the provisions of paragraph (2) of subdivision B of Division IV of Article VI of the Articles of Incorporation, as amended, become entitled to elect a majority of the Board of Directors, the terms of all incumbent directors shall expire whenever such majority has been duly elected and qualified. During any period during which the holders of Cumulative Preferred

Shares and/or Cumulative Preference Shares of the corporation shall have voting rights with respect to directors under the provisions of Division IV of Article VI of the Articles of Incorporation, as amended, the Board of Directors shall consist of eleven (11) persons and the entire number of persons composing such Board shall be elected at each annual or special meeting of shareholders for the election of directors and shall serve until the next such annual or special meeting or until their successors have been elected and qualified; provided, however, that whenever the holders of Cumulative Preferred Shares and/or Cumulative Preference Shares acquire voting rights under paragraph (1) of subdivision B of Division IV or under paragraph (1) of subdivision C of Division IV of Article VI of the Articles of Incorporation, as amended, and exercise such rights at a special meeting called therefor, the terms of office of directors theretofore elected by the holders of Common Shares will not expire until the next annual meeting. If a vacancy or vacancies in the Board of Directors shall exist with respect to a director or directors who shall have been elected by the holders of either Cumulative Preferred Shares or Cumulative Preference Shares, the remaining directors elected by the holders of Cumulative Preferred Shares or Cumulative Preference Shares, as the case may be, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Likewise, if a vacancy or vacancies shall exist with respect to a director or directors who shall have been elected by the holders of Common Shares, the remaining directors elected by the holders of Common Shares, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.
          Whenever the Cumulative Preferred Shares shall be divested of voting powers with respect to the election of directors, the terms of all incumbent directors, other than directors elected by the holders of Cumulative Preference Shares, shall expire upon the election of their successors by the holders of the Common Shares at the next annual or special meeting of shareholders for the election of directors. Whenever the Cumulative Preference Shares shall be divested of voting powers with respect to the election of directors, the terms of all incumbent directors, other than directors elected by the holders of Cumulative Preferred Shares, shall expire on the election of their successors by the holders of the Common Shares at the next annual or special meeting of shareholders for the election of directors.
          Directors of the corporation need not be shareholders.
          Section 3.03. Board Meetings; Calling Meetings; Notice. The directors shall meet annually immediately after the election of directors, or as soon thereafter as is practicable, at the place at which the annual meeting of the shareholders was held, or at such other time and place as may be fixed by resolution adopted by the Board of Directors. Regular meetings of the Board of Directors shall be held from time to time at such time and place as may be from time to time fixed by resolution adopted by the Board of Directors. No notice need be given of any regular meeting. Special meetings of the Board of Directors shall be held in the office of the corporation in Fergus Falls, Minnesota, or at such other place as may from time to time be fixed by resolution adopted by the Board of Directors or as may be fixed by a waiver of notice of such meeting given by all of the directors. Special meetings of the Board of Directors may be called by the chief executive officer or by any two (2) directors. Notice of such special meeting shall be given by the Secretary to each director at least twenty-four (24) hours before such meeting by mail, telegraph, telephone, or in person.

          Section 3.04. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
          Section 3.05. Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.
          Section 3.06. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.
          Section 3.07. Conference Communications. Any or all directors may participate in any meeting or conference of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action, such directors participating pursuant to this Section 3.07 shall be deemed present in person at the meeting.
          Section 3.08. Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as provided by Section 3.09 and by Minnesota Statutes Section 302A.243. A majority of the members of the committee holding office immediately prior to a meeting of the committee shall constitute a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution establishing the committee.
          Section 3.09. Committee of Disinterested Persons. Pursuant to the procedure set forth in Section 3.08, the Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the corporation to pursue a particular legal right or remedy of the corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority of the remaining committee members. The good faith determinations of the committee are binding upon the corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determination to the Board.
          Section 3.10. Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the Articles provide otherwise and the action need not be approved by the Shareholders.

          Section 3.11 . Compensation. The Board may fix the compensation, if any, of directors and members of any committee established by the Board.
          Section 3.12. Removal. The affirmative vote of the holders of at least 75% of the outstanding Common Shares entitled to vote at an election of directors may remove from office at any time, with or without cause, any and all of the directors who shall have been elected by the holders of Common Shares. In the event that the Board of Directors or any one or more directors be so removed, new directors shall be elected at the same meeting. No provision of this Section 3.12 may be amended or repealed except by the affirmative vote of the holders of at least 75% of the outstanding Common Shares of the corporation unless the Board of Directors, if all such directors are Continuing Directors, as defined in Article VI of the Articles of Incorporation, shall unanimously recommend such amendment or repeal.
ARTICLE IV.
OFFICERS
          Section 4.01. Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a Chairman of the Board, a President, one or more Vice Presidents, a Controller, a Secretary, a Treasurer, and such assistant officers or other officers as may from time to time be elected or appointed by the Board. The Board shall elect the persons to serve as chief executive officer and chief financial officer and may elect such other officers at the annual meeting of the Board of Directors. Such officers so elected shall hold office until the next annual meeting of directors and until their successors are elected and qualify, subject to removal as provided in Section 4.11. Each such officer shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board or, in the absence of such determination by the Board, as may be prescribed by the chief executive officer. Any number of offices may be held by the same person.
          Section 4.02. Chief Executive Officer. Either the Chairman of the Board or the President of the corporation may be designated from time to time by the Board to be the chief executive officer of the corporation. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present, preside at all meetings of the shareholders; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to him by the Board.
          Section 4.03 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of his transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.
          Section 4.04. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.
          Section 4.05. President. Unless otherwise determined by the Board, the President shall be the chief executive officer of the corporation and shall supervise and control the business affairs of the corporation. If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to him by the Board.
          Section 4.06. Vice President. The Board of Directors may designate one or more Vice Presidents, who shall have such designations and powers and shall perform such duties as prescribed by the Board of Directors or by the chief executive officer. In the event of the absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.
          Section 4.07. Controller. The Controller shall be the chief accounting officer of the corporation. He shall maintain adequate records of all assets, liabilities and transactions of the corporation and see that adequate audits thereof are currently and regularly made; and, in conjunction with other officers and department heads, shall initiate and enforce procedures whereby the business of the corporation shall be conducted with maximum safety, efficiency and economy. He shall have such further powers and perform such other duties as may be prescribed by the Board of Directors or the chief executive officer.
          Section 4.08. Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation. Except as otherwise required or permitted by statute or by these Bylaws, the Secretary shall give notice of meetings of shareholders and directors. The Secretary shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the chief executive officer.
          Section 4.09. Treasurer. Unless otherwise determined by the Board, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall perform such duties as may from time to time be assigned to him by the Board.
          Section 4.10. Authority and Duties. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be determined from time to time by the Board of Directors. Unless prohibited by a resolution of the Board of Directors, an officer elected or appointed by the Board may, without specific approval of the Board, delegate some or all of the duties and powers of an office to other persons. An officer who delegates the duties or powers of an officer remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated. The officers of the corporation shall give such bonds to the corporation for the faithful performance of their duties as may be required from time to time by the Board of Directors.

          Section 4.11. Removal and Vacancies. Any officer may be removed from his office by the affirmative vote of a majority of the Board of Directors present, at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.
          Section 4.12. Compensation. The officers of this corporation shall receive such compensation for their services as may be determined by or in accordance with resolutions of the Board of Directors.
ARTICLE V.
SHARES AND THEIR TRANSFER
          Section 5.01. Certificates for Shares. The shares of the corporation may be either certificated shares or uncertificated shares or a combination thereof. A resolution approved by a majority of the directors on the Board of Directors may provide that some or all of any or all classes and series of the shares of the corporation will be uncertificated shares. Every owner of shares of the corporation shall be entitled to a certificate for such shares, to be in such form as shall be prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President or a Vice President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be facsimiles, engraved or printed. Every certificate surrendered to the corporation or its transfer agent for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 5.03.
          Section 5.02. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder of record thereof, or the shareholder’s legal representative, who shall furnish proper evidence of authority to transfer, or the shareholder’s duly authorized attorney-in-fact, and, in the case of certificated shares, upon surrender of the certificate or the certificates for such shares to the corporation or its transfer agent duly endorsed. The corporation may treat as the absolute owner of shares of the corporation the person or persons in whose name shares are registered on the books of the corporation. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect share transfers on its behalf.
          Section 5.03. Loss of Certificates. Except as otherwise provided by Minnesota Statutes Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the chief executive officer, the chief financial officer and the transfer agent and registrar, if any, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

ARTICLE VI.
DIVIDENDS, RECORD DATE
          Section 6.01. Dividends. The Board of Directors shall have the authority to declare dividends and other distributions upon shares to the extent permitted by law.
          Section 6.02. Record Date. The Board of Directors may fix a date not exceeding 60 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend.
ARTICLE VII.
SECURITLES OF OTHER CORPORATIONS
          Section 7.01. Voting Securities Held by the Corporation. The chief executive officer shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors or the chief executive officer may, from time to time, confer or delegate such powers to one or more other persons.
          Section 7.02. Purchase and Sale of Securities. The chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors or the chief executive officer may, from time to time, confer or delegate such powers to one or more other persons.
ARTICLE VIII.
INDEMNIFICATION OF CERTAIN PERSONS
          Section 8.01. The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes Section 302A. 521, as now enacted or hereafter amended.